CONSULTING AGREEMENT

THIS AGREEMENT (The “Agreement”), dated as of July 1, 2017, by and between Interlink Plus, Inc., a Nevada corporation (the “Company”), and Topsight Corporation, a Nevada Corporation (the “Consultant”);

W I T N E S S E T H:

WHEREAS, the Company desires to retain the Consultant and the Consultant desires to be retained by the Company pursuant to the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is hereby agreed as follows:

Section 1. RETENTION.

(a)

The Company hereby retains the Consultant to perform the services set forth in Section 1(b), commencing on the date hereof, and the Consultant hereby accepts such retention and shall perform for the Company the duties described herein, faithfully and to the best of the Consultant’s ability.

(b)

The Consultant shall serve as a business advisor to the Company and render such advice and services to the Company as may be reasonably requested by the Company including, without limitation, managing the services and support provided to clients and training employees of the Company to assist Consultant with these duties (the “Services”).

(c)

The term of this Agreement shall be three years unless earlier terminated as provided herein.

Section 2.  COMPENSATION.

(a)

In consideration for Consultant providing the Services described above, the Company shall compensate Consultant on a monthly basis with either 300,000 shares of common stock or $3,000 for the initial year of the Agreement, in the sole discretion of the Company, and, following the initial year, $3,000 monthly thereafter (the “Fees”).

(b)

Except as otherwise provided for herein:

(i)

All Fees due to the Consultant hereunder shall have no offsets, are non-refundable, non-cancelable and shall be free and clear or any and all encumbrances.

(ii)

 Any securities due the Consultant hereunder shall be issued in reliance on Section 4(2) of the Securities Act of 1933, as amended, and shall contain such legends as required by federal law.

(iii)

 Any securities due the Consultant hereunder shall be duly issued, fully-paid and non -assessable.

Section 3.  EXPENSES.   The Company shall reimburse the Consultant for all pre-approved (in advance and in writing) out-of-pocket expenses incurred by the Consultant in connection with his duties hereunder with respect to the Company.  Any such expenses shall be evidenced by written documentation prior to reimbursement.  Reimbursement by the Company to the Consultant, or to any third party designated by the Consultant, shall be made immediately upon presentment of expenses to the Company by the Consultant.

Section 4. TERMINATION.  The Company or Consultant may terminate this Agreement at any time upon 30 days’ written notice; however, such termination shall not remove the Company’s nor the Consultant’s obligations that survive per the terms of the Agreement, including, but not limited to, the Company’s obligation to pay Compensation already earned by the Consultant.

Section 5. CONFIDENTIAL INFORMANTION.  The Consultant agrees that during and after the term of this Agreement, it shall keep in strictest confidence, and shall not disclose or make accessible to any other person without the written consent of the Company, the Company’s products, services and technology, both current and under development, promotion and marketing programs, lists, trades secrets and other confidential and proprietary business information of the Company of  or any of its clients and third parties including, without limitation, Proprietary Information (as defined in Section 6) (all of the foregoing is referred to herein as the “Confidential Information”).  The Consultant agrees (a) not to use any such Confidential Information for himself or others; and (b) not to take any such material or reproductions thereof from the Company’s facilities at any time except, in each case, as required in connection with the Consultant’s duties hereunder.  Notwithstanding the foregoing, the parties agree the  Consultant is free to use (a) information in the public domain not as a result of a breach of this Agreement, (b) information lawfully received form a third party who had the right to disclose such information and (c) the Consultant’s own independent skill, knowledge, know-how and experience to whatever extent and in whatever way it wishes, in each case consistent with his obligations as the Consultant and that, at all times, the Consultant is free to conduct any research relating to the Company’s business.

Section 6. OWNERSHIP OF PROPRIETARY INFORMATION.  The Consultant agrees that all information that has been created, discovered of developed by the Company, its subsidiaries, affiliates, licensors, licensees, successors or assigns (collectively, the “Affiliates”) (including, without limitation, information relating to the development of the Company’s business created, discovered, developed by the Company any of its affiliates during the term of this Agreement, and information relating to the Company’s customers, suppliers, advisors, and licensees) and/or in which property rights have been assigned or otherwise conveyed to the Company or the Affiliates, shall be the sole property of the Company or the Affiliates, as applicable, and the Company or the Affiliates, as the case may be, shall be the sole owner of all patents, copyrights and other rights in connection therewith, including, without limitation, the right to make application for statutory protection.  All the aforementioned information is hereinafter called “Proprietary Information.”  By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, discoveries, structures, inventions, designs, ideas, works of authorship, copyrightable works, trademarks, copyrights, formulas, improvements, inventions, product concepts, techniques, marketing plans, merger and acquisition targets, strategies, forecasts, blueprints, sketches, records, notes, devices, drawings, customer lists, patent applications, continuation applications, continuation-in-part applications, file wrapper continuation applications and divisional applications  and information about the Company’s Affiliates, its employees and/or advisors  (including, without limitation, the compensation, job responsibility and job performance of such employees and/or advisors).

All original content, proprietary information, trademarks, copyrights, patents or other intellectual property created by the Consultant that does not include any specific information relative to the patents or other intellectual property created by the Consultant that does not include any specific information relative to the Company’s proprietary information, shall be the sole and exclusive property of the Consultant.

Section 7.  NOTICES.   Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been duly given: (a) upon facsimile transmission (with written transmission confirmation report) at the number designated below; (b) when delivered personally against receipt therefore; (c) one day after being sent by Federal Express or similar overnight delivery; or (d) five (5) business days after being mailed registered or certified mail, postage prepaid.

Section 8.  STATUS OF CONSULTANT.   The Consultant shall be deemed to be an independent contractor and, except as expressly provided or authorized in the Agreement, shall have no authority to act for on behalf of or represent the Company.  This Agreement does not create a partnership or joint venture.

Section 9.  OTHER ACTIVITIES OF CONSULTANT.  The Company recognizes that the Consultant now renders and may continue to render consulting and other services to other companies that may or may not conduct business and activities similar to those of the Company.  The Consultant shall not be required to devote her full time and attention to the performance of his duties under this Agreement, but shall devote only so much of her time and attention as she deems reasonable or necessary for such purposes.

Section 10.  SUCCESSORS AND ASSIGNS.  This Agreement and all of the provisions hereof shall be binding upon and inure to benefit of the parties hereto and their respective successors and permitted assigns.  This Agreement and any of the rights, interest or obligations hereunder may be not be assigned by the Consultant without the prior written consent of the Company.

Section 11.  SEVERABILITY OF PROVISIONS.  If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.

Section 12.  ENTIRE AGREEMENT; MODIFICATION.  This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein.  No amendment or modification of this Agreement shall be valid unless made in writing and signed by each of the parties hereto.

Section 13.  NON-WAIVER.  The failure of any party to insist upon the strict performance of any of the term, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith; and the said terms, conditions and provisions shall remain in full force and effect.  No waiver of any term or condition of the Agreement on the party of any party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

Section 14.  REMEDIES FOR BREACH.  The Consultant and the Company mutually agree that any breach of Sections 2, 4, 5, or 6 of this Agreement by the Consultant or the Company  may cause irreparable damage to the other party and/or their affiliates, and that monetary damages alone would not be adequate and, in the event of such breach or threat of breach, the damaged parry shall have, in addition to any and all remedies at law and without the posting of a bond or other security, the right to an injunction, specific performance or other equitable relief necessary to prevent or redress the violation of either party’s obligations under such Sections.  In the event that an actual proceeding is brought in equity to enforce such Sections, the offending party shall not urge as a defense that there is an adequate remedy at law nor shall the damaged party be prevented from seeking any other remedies that may be available to it.  The defaulting party shall pay all attorneys’ fees and costs incurred by the other party in enforcing this

Agreement.

Section 15.  GOVERNING LAW.  The parties hereto acknowledge that the transactions contemplated by this Agreement bear a reasonable relation to the State of Nevada.  This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Nevada without regard to such state’s principles of conflicts of laws.  The parties irrevocable and unconditionally agree that the exclusive place of jurisdiction for any action, suit or proceeding (“Actions”) relating to this Agreement shall be in the state and/or federal courts situate in the county of Clark and State of Nevada.  Each party irrevocable and unconditionally waives any objection it may have to the venue of any Action brought in such courts or to the convenience of the forum. Final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of any party therein described.  Service of the process in any Action by any party may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to any other party at their address set forth in this Agreement.

Section 16.  HEADINGS.  The headings of the Sections are inserted for convenience of reference only and shall not affect any interpretation of this Agreement.

Section 17. COUNTERPARTS.  This Agreement may be executed in counterpart signatures, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

Interlink Plus, Inc.

By:  /s/ Duan Fu

      Name: Duan Fu

      Title: CEO

Topsight Corporation

By: /s/ Zixiao Chen

      Name: Zixiao Chen

      Title: President

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